UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2019

VELT INTERNATIONAL GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	333-179082	27-5159463
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

273 E. Hillcrest Drive

Thousand Oaks, CA 91360
(323) 713-3244

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

1313 N. Grand Ave. #16, Walnut, CA 91789

(626) 262-7379
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

A. On January 22, 2019, Velt International Group Inc. (the “Company”) executed a Securities Purchase Agreement (the “SPA”) between Labrys Fund, LP (“Labrys”) and the Company, pursuant to which Labrys purchased from the Company a Convertible Promissory Note in the principal amount of $75,000.00 (the “Note”) dated January 22, 2019. The Note bears interest at the rate of 12% per annum and must be repaid on or before July 22, 2019. The Note may be prepaid at any time before July 22, 2019 without any prepayment penalties. The amounts under the Note may be converted by Labrys at any time after 180 days from the date of the Note into shares of Company common stock at a conversion price equal to 65% of the lowest trading price during the 20-day period prior to conversion (as determined in the Note). The Note contains certain representations, warranties, covenants and events of default, and increases in the conversion discount and amount of the principal and interest rates under the Note in the event of such defaults. The foregoing is only a brief description of the material terms of the SPA and the Note and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the agreements and their exhibits which are filed as an exhibit to this Current Report. The issuance of the Note was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the note was an accredited investor.

B. On January 22, 2019, the Company entered into and closed an Acquisition Agreement with THF Holdings Pty Ltd., an Australian corporation (“THF”) and Rural Asset Management Services, Inc., THF’s sole shareholder (“Rural”), pursuant to which the Company acquired 100% of the issued and outstanding capital stock of THF in exchange for 4,000,000 shares of the Company’s common stock, valued on January 22, 2019 at $1,000,000. THF is an Australian Cancer treatment and medical device company. Rural, is currently the majority shareholder of the Company, and although the acquisition was not an arms-length transaction, the Company believes that the purchase price paid was reasonable and below THF’s market value.

The foregoing description of the Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the document, which is filed as an exhibit to this report and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 B. of this report is incorporated by reference into this Item 3.02.  The issuance of the 4,000,000 shares of Common Stock pursuant to the Acquisition Agreement were made in reliance on the exemption from registration afforded under Section 4(2), of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D and/or Regulation S promulgated thereunder.  Such offer and sale were not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the Purchaser in connection with the issuance by the Company of the Shares.

Item 7.01	Regulation FD Disclosure

On January 24, 2019, the Company issued a press release announcing the acquisition of THF. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing of Basic’s under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

In regard to the acquisition of THF, the Registrant hereby undertakes to file the financial statements required by this Item 9.01(a) not later than 71 days after the date this Form 8-K was due for filing.

(b)	Pro Forma Financial Statements.

In regard to the acquisition of THF, the Registrant hereby undertakes to file the pro forma financial information required by this Item 9.01(b) not later than 71 days after the date this Form 8-K was due for filing.

(d) Exhibits

No.	Description
10.1	Securities Purchase Agreement between the Company and Labrys Fund, LP dated January 22, 2019
10.2	Convertible Promissory Note with Labrys Fund, LP dated January 22, 2019
10.3	Acquisition Agreement between the Company and THF Holdings Pty Ltd dated January 22, 2019
99.1	Press Release issued January 24, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VELT INTERNATIONAL GROUP INC.

Dated: January 25, 2019	By:	/s/ Ali Kasa
Ali Kasa
President

3